Exhibit 23.5

                          Independent Auditors' Consent


We consent to the incorporation by reference in this Registration Statement of Brek Energy Corporation (formerly First Ecom.com, Inc.) on Form S-8 of our report dated December 4, 2000, appearing in the Annual Report on Form 10-K of Brek Energy Corporation for the year ended December 31, 2001.


HJ & Associates, LLC
Salt Lake City, Utah
July 9, 2002